Exhibit 99.(a)(1)(C)

Open Solutions Inc.
Notice of Guaranteed Delivery
Pursuant to the Offer to Purchase for Cash
All of its Outstanding
Senior Subordinated Convertible Notes due 2035

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 22, 2007, UNLESS THE OFFER IS EXTENDED.

The Tender Agent for this Offer is:

D.F. King & Co., Inc.

By Courier, Mail or Hand:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

Facsimile For Eligible Institutions:	(212) 809-8839
To Confirm By Telephone:	(212) 232-2224

Attn: Jevon Ewig

          Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

          As set forth in the Offer to Purchase dated December 21, 2006 (as it may be supplemented or amended from time to time, the “Offer to Purchase”) of Open Solutions Inc., a Delaware corporation (“Open Solutions”), under Section 7, “Procedures for Tendering Notes,” and in the instructions of the Letter of Transmittal (as it may be supplemented or amended from time to time, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”), this form, or one substantially equivalent hereto, or an Agent’s Message relating to the guaranteed delivery procedures, must be used to accept Open Solutions’ offer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer, all of its outstanding Senior Subordinated Convertible Notes due 2035 (the “Notes”) at a price equal to $781.02 per $1,000 principal amount at maturity. In addition, holders will be entitled to receive and retain the cash interest payable on their Notes on February 2, 2007 in respect of any Notes held of record on January 15, 2007, the relevant record date if, on or prior to the Expiration Date:

•	certificates representing such Notes are not immediately available;

•	time will not permit a Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Tender Agent; or

•	the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed.

This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Tender Agent as set forth above. Delivery to DTC will not constitute valid delivery to the Tender Agent. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

          The undersigned hereby tenders to Open Solutions, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, the principal amount of Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under Section 7, “Procedures for Tendering Notes –– Guaranteed Delivery.” The undersigned hereby authorizes the Tender Agent to deliver this Notice of Guaranteed Delivery to Open Solutions with respect to the Notes tendered hereby pursuant to the Offer.

          The undersigned hereby represents that it is the holder of the Notes being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Notes as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to Open Solutions the aggregate principal amount at maturity of Notes indicated below.

          The undersigned understands that Open Solutions will accept for purchase Notes validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of Notes may be withdrawn at any time prior to the Expiration Date but the Purchase Price shall not be payable in respect of the Notes so withdrawn. For a valid withdrawal of a tender of Notes to be effective, it must be made in accordance with the procedures set forth in the Offer to Purchase under Section 8, “Withdrawal of Tenders.”

          The undersigned understands that payment for Notes purchased will be made only after timely receipt by the Tender Agent of:

•	such Notes, or a Book-Entry Confirmation; and

•

a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or a properly transmitted Agent’s Message, with any signature guarantees and any other documents required by the Letter of Transmittal.

The undersigned also understands that under no circumstances will interest be paid by Open Solutions by reason of any delay in making payment to the undersigned.

          The undersigned represents and warrants that:

•	such holder has a net long position in the Notes being tendered pursuant to the Offer within the meaning of Rule 14e-4 under the Exchange Act; and

•	the tender of such Notes complies with Rule 14e-4.

          All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

          This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence to the Tender Agent of such person’s authority so to act.

Please print name(s) and address(es)
Name(s): ____________________________________________________________________________________________________
____________________________________________________________________________________________________________
Capacity: ___________________________________________________________________________________________________
____________________________________________________________________________________________________________
Address(es): _________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE TENDER AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AGENT’S MESSAGE.

PLEASE SIGN AND COMPLETE

Ladies and Gentlemen:

          Upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuers the principal amount of Notes indicated below, pursuant to the guaranteed delivery procedures described in Section 7, “Procedures for Tendering Notes –– Guaranteed Delivery” of the Offer to Purchase.

SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2035

Certificate Number(s) (if known) of Outstanding Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Outstanding Notes	Aggregate Principal Amount of Outstanding Notes Being Tendered

Signature(s) of Registered
holder(s) or Authorized
Signatory: __________________________________________________________________________________________

Name(s) of Registered holder(s): _________________________________________________________________________
Address: ______________________________________________________________________________________________
Zip Code: ______________________________________________________________________________________________
Area Code and Telephone No.: ______________________________________________________________________________
Date: _________________________________________________________________________________________________

☐ Check this box if Notes will be delivered by book entry transfer.
Name of Tendering Institution: ______________________________________________________________________________
Transition Code No.: _____________________________________________________________________________________
Depositary Account No. __________________________________________________________________________________

GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

          The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days from the date of receipt by the Tender Agent of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Tender Agent’s account at The Depository Trust Company and Agent’s Message, pursuant to the procedures for book-entry transfer set forth under “Procedures for Tendering Notes” in the Offer to Purchase), and all other required documents will be delivered by the undersigned to the Tender Agent.

Name of Firm: ___________________________________________________________________________________________

Address(es): ____________________________________________________________________________________________

______________________________________________________________________________________________________
(Zip Code)
Area Code and Tel. No.:____________________________________________________________________________________
AUTHORIZED SIGNATURE

Name: _________________________________________________________________________________________________
Title: __________________________________________________________________________________________________
Date: __________________________________________________________________________________________________

          The institution which completes this form must deliver to the Tender Agent this Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof or Agent’s Message) and Notes within the time periods specified herein and in the Offer to Purchase. Failure to do so could result in a financial loss to such institution.

DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM –– CERTIFICATED NOTES
SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED
LETTER OF TRANSMITTAL TO THE TENDER AGENT.

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